Unaudited Pro Forma Condensed Consolidated Financial Information

On March 26, 2019, SunPower Corporation (the “Company”) and its wholly-owned subsidiary, SunPower AssetCo, LLC (“SunPower AssetCo”), entered into a Membership Interest Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Elizabeth Cady Lessee Holdco LLC (“Buyer”), an indirect wholly-owned subsidiary of Goldman Sachs Renewable Power LLC. Pursuant to the Purchase and Sale Agreement, SunPower AssetCo agreed to sell to Buyer membership interests owned by SunPower AssetCo in certain holding company subsidiaries (the “HoldCos”) that, in turn, own, directly or indirectly, the membership interests in one or more limited liability companies (together with other related subsidiaries, the “Related Subsidiaries”) that own leasehold interests in operating solar photovoltaic electric generating projects (the “Projects”) subject to sale-leaseback financing arrangements with one or more financiers (each a “Lessor”).The Projects are located at approximately 200 sites across the United States, and represent in aggregate, approximately 233 MW of generating capacity. The portfolio of Projects financed by each Lessor represents a separate asset (“Portfolio”) for which the price is separately agreed and stated in the Purchase and Sale Agreement. Upon the sale of the applicable membership interests, the related assets are deconsolidated from the Company’s balance sheet.

The consummation of the sale and purchase of each Portfolio, pursuant to the Purchase and Sale Agreement, which occurred in multiple closings, was subject to a number of customary conditions precedent, including receipt of certain third-party consents and approvals, including those of the applicable Lessor, absence of material adverse changes, and expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (collectively, the “Transactions”).

On June 24, 2019 and on June 26, 2019, SunPower AssetCo completed the sale to Buyer of membership interests in certain HoldCos and Related Subsidiaries pursuant to the Purchase and Sale Agreement. The June 24, 2019 and June 26, 2019 sales, together with sales previously completed on March 29, 2019, April 30, 2019 and May 3, 2019, constituted the disposition of a "significant" portion of the Company's assets within the meaning of, and in accordance with, the standards set forth in Item 2.01 of Form 8-K. As such, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X. The aggregate amount of consideration received for the sale of all of the membership interests pursuant to the Purchase and Sale Agreement was $79.8 million in cash, net of fees, expenses, and $5.4 million in holdbacks pertaining to certain retained obligations. Prior to consummation of the sale on June 24, 2019, the aggregate amount of assets sold did not constitute a significant disposition for purposes of Item 2.01 of Form 8-K.

The following unaudited pro forma condensed consolidated financial information of the Company is derived from the Company's historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company's Annual Report on Form 10-K for the year ended December 30, 2018 and the unaudited financial statements and notes thereto appearing in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2019. The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2019 and the fiscal year ended December 30, 2018 are presented as if the Transactions had been completed as of January 1, 2019 and January 1, 2018, respectively. The unaudited pro forma condensed consolidated balance sheet is presented after giving effect as if the Transactions had occurred on March 31, 2019.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the disposition had actually been completed on the indicated dates. The unaudited pro forma condensed consolidated financial statements are based on management's estimate of the effects on the financial statements of the Transactions. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2019
(In thousands)

	Historical	Pro forma Adjustments		Proforma
Assets
Current assets:
Cash and cash equivalents	$185,554	$73,109	(a)	$258,663
Restricted cash and cash equivalents, current portion	864	—		864
Accounts receivable, net	156,445	8,739	(b) (n)	165,184
Contract assets	57,282	—		57,282
Inventories	334,390	—		334,390
Advances to suppliers, current portion	95,603	—		95,603
Project assets - plants and land, current portion	10,246	—		10,246
Prepaid expenses and other current assets	99,675	—		99,675
Assets held for sale	550,073	(550,073)	(b)	—
Total current assets	1,490,132	(468,225)		1,021,907

Restricted cash and cash equivalents, net of current portion	13,345	—		13,345
Restricted long-term marketable securities	5,948	—		5,948
Property, plant and equipment, net	413,347	—		413,347
Operating lease right-of-use assets	32,638	—		32,638
Solar power systems leased and to be leased, net	74,134	—		74,134
Advances to suppliers, net of current portion	62,914	—		62,914
Long-term financing receivables, net - held for sale	19,044	—		19,044
Other intangible assets, net	10,858	2,850	(c)	13,708
Other long-term assets	185,371	—		185,371
Total assets	$2,307,731	$(465,375)		$1,842,356

Liabilities and Equity
Current liabilities:
Accounts payable	$347,233	$—		$347,233
Accrued liabilities	190,095	(19,593)	(d)	170,502
Operating lease liabilities, current portion	8,502	—		8,502
Contract liabilities, current portion	92,621	—		92,621
Short-term debt	41,838	—		41,838
Liabilities held for sale	619,538	(619,538)	(b)	—
Total current liabilities	1,299,827	(639,131)		660,696

Long-term debt	71,593	—		71,593
Convertible debt	818,832	—		818,832
Operating lease liabilities, net of current portion	29,490	—		29,490
Contract liabilities, net of current portion	75,059	—		75,059
Other long-term liabilities	234,386	1,400	(e)	235,786
Total liabilities	2,529,187	(637,731)		1,891,456

Equity:
Preferred stock	—	—		—
Common stock	142	—		142
Additional paid-in capital	2,469,998	—		2,469,998
Accumulated deficit	(2,561,561)	172,356	(b), (f)	(2,389,205)
Accumulated other comprehensive loss	(4,051)	—		(4,051)
Treasury stock, at cost	(190,940)	—		(190,940)
Total stockholders' equity	(286,412)	172,356		(114,056)
Noncontrolling interests in subsidiaries	64,956	—		64,956
Total equity	(221,456)	172,356		(49,100)
Total liabilities and equity	$2,307,731	$(465,375)		$1,842,356

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019
(In thousands)

	Historical	Pro forma Adjustments		Pro forma
Revenue:
Solar power systems, components, and other	$341,442	$(7,167)	(f), (g)	$334,275
Residential leasing	3,884	—		3,884
Solar services	2,899	—		2,899
Total revenue	348,225	(7,167)		341,058
Cost of revenue:
Solar power systems, components, and other	380,906	(6,504)	(g), (h)	374,402
Residential leasing	3,022	—		3,022
Solar services	1,582	—		1,582
Total cost of revenue	385,510	(6,504)		379,006
Gross loss	(37,285)	(663)		(37,948)
Operating expenses:
Research and development	14,993	—		14,993
Sales, general and administrative	62,857	(1,598)	(i), (l)	61,259
Restructuring credits	(665)	—		(665)
Impairment of residential lease assets	9,226	—		9,226
Gain on business divestiture	(6,114)	—		(6,114)
Total operating expenses	80,297	(1,598)		78,699
Operating loss	(117,582)	935		(116,647)
Other income (expense), net:
Interest income	852	(92)	(j)	760
Interest expense	(16,791)	7,825	(k)	(8,966)
Other, net	33,073	—		33,073
Other income (expense), net	17,134	7,733		24,867
Loss before income taxes and equity in earnings of unconsolidated investees	(100,448)	8,668		(91,780)
Provision for income taxes	(5,797)	—		(5,797)
Equity in earnings of unconsolidated investees	1,680	—		1,680
Net loss	(104,565)	8,668		(95,897)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	14,841	—		14,841
Net loss attributable to stockholders	$(89,724)	$8,668		$(81,056)

Basic and diluted net loss per share attributable to stock holders	$(0.63)	$0.06		$(0.57)

Basic and diluted weighted-average shares	141,720	141,720		141,720
See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2018
(In thousands)

	Historical	Pro forma Adjustments		Pro forma
Revenue:
Solar power systems, components, and other	$1,453,876	$(34,509)	(f), (g)	$1,419,367
Residential leasing	272,209	—		272,209
Total revenue	1,726,085	(34,509)		1,691,576
Cost of revenue:
Solar power systems, components, and other	1,843,150	(25,545)	(h), (g)	1,817,605
Residential leasing	180,016	—		180,016
Total cost of revenue	2,023,166	(25,545)		1,997,621
Gross profit (loss)	(297,081)	(8,964)		(306,045)
Operating expenses:
Research and development	81,705	—		81,705
Sales, general and administrative	260,111	(1,641)	(i)	258,470
Restructuring charges	17,497	—		17,497
Impairment of residential lease assets	251,984	—		251,984
Gain on business divestitures	(59,347)	—		(59,347)
Total operating expenses	551,950	(1,641)		550,309
Operating profit (loss)	(849,031)	(7,323)		(856,354)
Other income (expense), net:
Interest income	3,057	(193)	(j)	2,864
Interest expense	(108,011)	26,834	(k)	(81,177)
Other, net	55,314	—		55,314
Other expense, net	(49,640)	26,641		(22,999)
Loss before income taxes and equity in losses of unconsolidated investees	(898,671)	19,318		(879,353)
Provision for income taxes	(1,010)	—		(1,010)
Equity in losses of unconsolidated investees	(17,815)	—		(17,815)
Net loss	(917,496)	19,318		(898,178)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	106,405	—		106,405
Net loss attributable to stockholders	$(811,091)	$19,318		$(791,773)

Basic and diluted net loss per share attributable to stock holders	$(5.76)	$0.14		$(5.62)

Basic and diluted weighted-average shares	140,825	140,825		140,825
See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited condensed consolidated financial information reflect the following adjustments:

Unaudited Pro Forma Condensed Consolidated Balance Sheet

"Historical" - represents the historical consolidated balance sheet of the Company as of March 31, 2019.

(a) This adjustment represents the cash received from the Transaction, net of fees, expenses and holdback amounts pertaining to certain retained obligations.

(b) This adjustment represents the elimination of historical assets and liabilities associated with the sale-leaseback entities being deconsolidated as a result of the Transaction and includes the gain on sale. A summary of the gain on sale is calculated as follows ($ in thousands):

Cash received from sale		$73,876
Assets held for sale
Restricted cash and cash equivalents, current portion		(37,141)
Accounts receivable, net		(5,355)
Prepaid expenses and other current assets		(754)
Property, plant and equipment, net		(477,409)
Operating lease right-of-use assets		(29,414)
Total assets related to sale		(550,073)
Liabilities related to sale
Accounts payable		(181)
Accrued liabilities		(1,449)
Operating lease liabilities, current portion		(1,041)
Operating lease liabilities, net of current portion		(21,700)
Other long-term liabilities		(595,167)
Total liabilities related to sale		(619,538)
Receivables	(m)	1,892
Other intangible assets	(c)	2,850
Retained indemnities	(e)	1,400
Retained warranty obligation	(d)	1,546
Net gain on sale		145,137
Transaction costs		767
Net adjustment to Accumulated deficit		$144,370

(c) This adjustment represents above-market pricing associated with certain Operations and Maintenance ("O&M") contracts retained by the Company relating to sold Portfolios .

(d) This adjustment represents an estimated liability associated with warranty obligations retained by the Company for defects in materials and workmanship related to underlying Projects.

(e) This adjustment represents the fair value of the Company’s obligations associated with indemnities provided by the Company as part of the sale for any future claims for investment tax credits and property taxes related to the underlying Projects.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

"Historical" - represents the historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2019 and the year ended December 30, 2018.

(f) This adjustment represents elimination of historical revenues of $8.5 million and $40.1 million for the three months ended March 31, 2019 and the year ended December 30, 2018, respectively, from power purchase agreements ("PPAs") associated with the Projects sold.

(g) The adjustments represent the O&M and Asset Management revenue expected to be earned and cost of revenue expected to be incurred in the future, as the Company continues to provide O&M and Asset Management services to the Projects after completion of the sale.

($ in thousands)	Historical Adjustments
	Three months ended March 31, 2019	Twelve months ended December 30, 2018	Basis
Total O&M and Asset Management revenue	$1,301	$5,546	O&M and Asset Management Revenue for services provided specifically to the Portfolio
Total cost of O&M and Asset Management revenue	(201)	(865)	Cost of O&M and Asset Management services provided specifically to the Portfolio
Gross profit	$1,100	$4,681

(h) This adjustment represents elimination of historical cost of revenues of $6.7 million and $26.4 million for the three months ended March 31, 2019 and the year ended December 30, 2018, respectively, associated with the Projects sold.

(i) This adjustment represents sales, general and administrative expenses directly attributable to the Projects.

(j) This adjustment represents interest income generated from cash reserved in accordance with the sale-leaseback financing arrangements for the Projects.

(k) This adjustment represents elimination of historical interest expense associated with financing obligations of the Projects sold.

(l) This adjustment represents elimination of transaction costs of $0.8 million incurred to-date that are directly related to this Transaction.

(m) This adjustment represents the holdback amount pertaining to certain potential tax and contractual liabilities.

(n) This adjustment represents the holdback amount in addition to the O&M and Asset Management revenue expected to be earned.